Exhibit 99.1

Gannett Announces Nomination of Independent Director to Board of Directors
Netflix Executive Amy Reinhard Nominated to Join the Board in June

McLEAN, VA – April 6, 2022 – Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today announced that its Board of Directors nominated Amy Reinhard, Vice President, Studio Operations at Netflix, Inc., as an independent director to join the Company’s Board of Directors at its upcoming Annual Meeting of Stockholders on June 6, 2022. If elected, Ms. Reinhard will begin her role on the Board of Directors as of such date.

“We couldn’t be more excited with Amy’s nomination and the prospect of welcoming Amy to the Board,” said Michael Reed, Chairman and Chief Executive Officer of Gannett. “Amy brings a depth of strategy and operational expertise from her career in media, most notably her years within an adjacent subscription-led content space. We look forward to Amy’s perspective and contributions as we continue our digital evolution.”

Ms. Reinhard is a senior media executive with more than 20 years of experience across television and film acquisition, production, marketing, and distribution. In her current role at Netflix, Ms. Reinhard oversees global production for film, television, and animation as well as consumer products and live experiences. She manages a global team responsible for production management, production facilities and creative services, including casting, intellectual property scouting, dubbing, and music business development and spearheaded the acquisition of Scanline VFX to scale global VFX capabilities.

“Gannett is deeply committed to building community through storytelling and creating connections locally, as well as nationally, with the power of the USA TODAY brand,” said Ms. Reinhard. “I’m thrilled to be nominated for election to their board and look forward to contributing to the next phase of their journey.”

Prior to her time at Netflix, Ms. Reinhard was the President for Worldwide Television Licensing and Distribution at Paramount Pictures, where she oversaw a team of 150 people and $1 billion in annual revenue generated from worldwide licensing activity around Pay, Free, Basic Cable, Subscription Video on Demand, Free Video on Demand and Ad-supported Video on Demand rights.

Ms. Reinhard holds a Bachelor of Arts and Master of Business Administration degree from Harvard University where she was also the first softball player to be inducted into the Harvard Varsity Club Hall of Fame.

Additional Information and Where to Find It
Gannett plans to file a proxy statement and accompanying solicitation materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the Annual Meeting. The proxy statement will contain important information about Gannett, the Annual Meeting, and related matters. Stockholders are urged to read the proxy statement and the accompanying solicitation materials when they become available because these documents will contain important information.

Participants in the Solicitation
Gannett, its directors, and certain of its executive officers and other agents may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Annual Meeting. Information regarding the names of Gannett’s directors, nominees, and executive officers and their respective interests in Gannett is set forth in Gannett’s annual report on Form 10-K and will be set forth in the proxy statement and accompanying solicitation materials. To the extent the holdings of Gannett securities by its directors and executive officers have changed since the amounts set forth in the proxy statement for the Annual Meeting, such changes will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. These documents (when they become available), are available free of charge on the SEC’s website at www.sec.gov or by visiting Gannett’s Investor Relations website at investors.gannett.com.

ABOUT GANNETT
Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 45 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 120 local news media brands. Gannett also owns digital marketing services companies branded LOCALiQ, and runs one of the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Annual Meeting, stockholder approval of the Board’s proposals and nominees, expected timetables and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Words such as "expect(s)", "plan(s)", "will", "look forward" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, the proxy statement and other solicitation materials prepared in connection with the Annual Meeting, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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MEDIA CONTACT
Lark-Marie Antón
Chief Communications Officer
(646) 906-4087
lark@gannett.com

INVESTOR RELATIONS
Trisha Gosser
Senior Vice President, Investor Relations
(703) 854-6708
tgosser@gannett.com